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                                  EXHIBIT 99.2
                    RIGHTS OFFERING OF SHARES OF COMMON STOCK
                             SUBSCRIPTION AGREEMENT


                                                              EXPIRATION DATE:
[       ]                                                     NOVEMBER 15, 1999,
Number of shares you may purchase under Subscription Privilege unless extended at the sole discretion of the Company

         We are conducting a rights offering that entitles holders of our common stock as of the close of business on ___________ __, 1999 (the "Record Date") to purchase 0.14 share of common stock for every one share of common stock then held (rounded down to the nearest whole share). Set forth in the above box is the number of shares of common stock that you are entitled to purchase in the rights offering at a subscription price of $25.00 per share. No cash will be paid by us for any subscription rights or fractional shares.

         You may also subscribe for additional shares through the community offering, if any shares remain unsold after the rights offering. To participate in the community offering, you must subscribe for a minimum of 400 shares. Orders received in the community offering are subject to proration if the number of shares ordered exceed the number of shares remaining after the rights offering. Also, orders in the community offering are subject to rejection in whole or in part solely at our discretion.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED ____________, 1999, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CAPITAL HOLDINGS, INC. BY CALLING __________ AT (419) 885-7379 OR(800) 366-5580.

         To subscribe for shares in the rights offering, we must receive a properly completed and executed copy of this Subscription Agreement by 5:00 p.m. Eastern Time, on November 15, 1999, together with a personal check, cashier's check or money order drawn on a bank located in the United States of America and payable to "Capital Holdings, Inc." for an amount equal to the number of shares subscribed for multiplied by $25.00.

         To order additional shares in the community offering, complete the appropriate portion below and include full payment for those shares as well.

         If we receive your Subscription Agreement and payment after November 15, 1999 but on or before December 1, 1999, we will treat your entire order as having been made solely for the community offering. The deadline for submitting subscription agreements in the community offering is December 1, 1999.

         EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

   A. RIGHTS OFFERING (You may subscribe for up to the number of shares shown in the above box.)

             1.   Shares subscribed for:                        _____________


             2.   Purchase price of shares subscribed for:


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                   ($25.00 times number of shares in line A.1)  $____________

   B.  COMMUNITY OFFERING  (subject to availability)
                            -----------------------
             1.   Shares subscribed for:                        _____________
                             (minimum 400 shares)

             2.   Purchase price of shares subscribed for:
                   ($25.00 times number of shares in line B.1)  $____________

   C.  TOTAL SUBSCRIBED SHARES AND PAYMENT

             1.   Total number of shares (A.1 plus A.2):        _____________

             2.   Total purchase price (B.1 plus B.2):          $____________

       METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))

       [ ] cashier's check, certified check, bank draft or
           money order payable to "Capital Holdings, Inc." ; or [ ] uncertified personal check payable to "Capital
           Holdings, Inc."

         If the aggregate amount enclosed is insufficient to purchase the total number of shares included in lines A and B, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount.

         If the number of shares to be subscribed for pursuant to the community offering is not specified and the amount of funds enclosed or transmitted exceeds the maximum amount of shares that the stockholder could purchase in this rights offering, the balance shall be treated as having been paid for shares in the community offering, subject to the minimum number of shares that may be purchased in the community offering.

         Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.


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         The right to subscribe in the rights offering is non-transferable and can only be exercised by the person(s) whose name(s) appear(s) in the box above.

         IF YOU WISH TO HAVE THE CERTIFICATE(S) MAILED TO AN ADDRESS OTHER THAN THE ADDRESS IN THE ABOVE BOX, PLEASE PROVIDE THE ADDRESS BELOW AND, IN THAT CASE ONLY, YOUR SIGNATURES ON THIS SUBSCRIPTION AGREEMENT MUST BE GUARANTEED BY A BANK OR BROKERAGE FIRM.


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---------------------------------        ---------------------------------
   (Street or P.O. Box)                           Signature



---------------------------------        ---------------------------------
  (City)     (State)       (Zip)                  Signature



                                         ---------------------------------
                                         Print Name(s)


                                         ---------------------------------
                                         Telephone Number


    Signature(s) guaranteed by (if required):


    -----------------------------------------

    ________________, 1999


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